                                                                    Exhibit 99.1

DEL
GLOBAL
TECHNOLOGIES
CORP.

                              FOR IMMEDIATE RELEASE

                   DEL GLOBAL TECHNOLOGIES REPORTS FISCAL 2007
                  FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Q4 FY 2007 HIGHLIGHTS VERSUS Q4 FY 2006
     o NET SALES UP 29.2% TO $31.0 MILLION
     o NET INCOME ROSE TO $2.2 MILLION FROM $710,000
     o DILUTED EARNINGS PER SHARE OF $0.09
     o CONSOLIDATED BACKLOG AT JULY 28, 2007 INCREASED 26.8% TO $28.4 MILLION

FRANKLIN  PARK, IL - OCTOBER 9, 2007 -- DEL GLOBAL  TECHNOLOGIES  CORP.  (OTCBB:
DGTC) ("Del Global" or "the Company") today announced  financial results for its fiscal 2007 fourth quarter and year ended July 28, 2007.

Consolidated  net sales for the fourth quarter of fiscal 2007 increased 29.2% to
$31.0  million from $24.0 million in the fourth  quarter of fiscal 2006,  due to higher  sales at the  Medical  Systems  Group  and the  Power  Conversion  Group
("RFI"). Net sales at the Medical Systems Group rose 29.4% to $27.3 million from
$21.9 million in the comparable prior year period. Sales were favorably impacted by growth in  international  markets for Del Global's Apollo product line. Sales at RFI rose 19.0% to $3.7 million from $3.1 million in the prior year period due to increased customer demand during the period.

Consolidated  gross margin  improved to 26.6% of sales during the fourth quarter of fiscal 2007 from 24.6% of sales in the fourth  quarter of fiscal 2006, due to the impact of higher sales volume and better plant utilization.  Gross margin at the Medical  Systems Group during the fourth  quarter of fiscal 2007 improved to
24.1%  from  20.9% in the  prior  year's  fourth  quarter.  Gross  margin at RFI increased  to 44.8% in the fiscal 2007 fourth  quarter  from 42.4% in the fiscal
2006 fourth quarter.

Total operating  expenses declined to 15.0% of net sales from 17.4% of net sales in the same period one year ago. Selling,  general and  administrative  expenses
("SG&A") for the fourth  quarter of fiscal 2007  declined as a percentage of net sales to 13.3% from 14.8% of net sales in the prior year's fourth  quarter,  the result  of an  improved  cost  structure  and  leverage  from the  growth in the business. Research and development expenses in the fourth quarter of fiscal 2007 rose to $0.5 million from $0.4 million,  reflecting  continued investment in new product development.

Operating  income for the  fourth  quarter  of fiscal  2007 rose  107.9% to $3.6 million from $1.7 million in the comparable  period last year.  Operating income at the  Medical  Systems  Group rose to $3.0  million  from $1.5  million in the fourth quarter of fiscal 2006. RFI generated operating income of $0.9 million as compared to $0.8 million in the same period one year ago. Unallocated  corporate expenses for the fourth  quarter of fiscal 2007 totaled $0.3 million as compared to $0.7 million in the same period last year.

Del Global  reported  net income in the  fourth  quarter of fiscal  2007 of $2.2 million,  or $.09 per  diluted  share on  approximately  24.5  million  weighted average common shares outstanding ("shares  outstanding"),  as compared to a net income of $0.7 million, or $.06 per diluted share, on approximately 12.2 million shares  outstanding,  in the fourth quarter of fiscal 2006. The higher number of outstanding  shares in the fiscal 2007 fourth  quarter was due  primarily to the impact of shares issued in connection with Del Global's Rights  Offering,  which was  completed on March 12, 2007.  The Company sold  approximately  12.0 million shares of its common stock at $1.05 per share,  generating total net proceeds of
$12.4 million.

Del Global Technologies Corp.                                             Page 2
October 9, 2007

BACKLOG

Consolidated  backlog at July 28, 2007 rose 26.8% to approximately $28.4 million from  approximately  $22.4  million at July 29,  2006.  Backlog  at the  Medical
Systems Group  increased by $5.7 million,  reflecting a strong ramp up in orders from international markets, while backlog at RFI increased $0.3 million from the beginning of the fiscal year.  Substantially all of the backlog should result in shipments within the next twelve months.

FINANCIAL CONDITION

Del Global's  balance sheet at July 28, 2007 reflected  working capital of $25.0 million,  which included $7.9 million of cash and cash  equivalents.  As of July
28,  2007,  Del  Global  had  approximately  $9.0  million  of excess  borrowing availability  under its  domestic  revolving  credit  facility  compared to $1.0 million at July 29, 2006. In addition,  as of July 28, 2007,  Del Global's Villa subsidiary had an aggregate of  approximately  $11.0 million of excess borrowing availability  under  its  various  short-term  credit  facilities.  Terms of the
Italian  credit  facilities do not permit the use of borrowing  availability  to directly finance operating activities at Del Global's U.S. subsidiaries.

COMMENTS

James A. Risher,  Del Global's  President and Chief Executive Officer commented,
"Del Global  generated more than $100 million in annual sales, due in large part to our success in  implementing  steps to  strengthen  our  management  team and overall  organization,  investments in our operating  infrastructure,  increased efficiencies,  and reinvigorated  relationships  with distributors and customers worldwide.  During the year we  introduced  new  digital  systems  for  medical, veterinary,  and  chiropractic  applications.  Our  ongoing  investments  in the digital  arena  expanded  Del Global's  portfolio of medical and dental  systems which provide greater value,  operating  efficiencies and diagnostic quality for the  customer.  We ended a  record  year for the  Company  with a strong  fourth quarter,  highlighted  by  increases  in sales,  margins,  and net  income.  Del
Global's  financial  position  at July 28, 2007 was among the  strongest  in its history, highlighted by positive operating cash flow for the fiscal 2007 year, a fortified cash position,  improved debt profile, and increased backlog. Based on our  improved  operating  results  and strong  investor  support  for our Rights
Offering we currently  have the financing  capacity to  supplement  our internal growth plans with potential  external  opportunities.  While 2007  represented a positive  improvement in the overall business we recognize this coming year will offer many new challenges as the economy  appears to be slowing and new domestic policies  such  as  the  Deficit  Reduction  Act  potentially  adversely  impact radiologic exam reimbursements.  Nonetheless, we remain confident in our ability to continue to make progress in repositioning the Company."

FISCAL 2007 OVERVIEW

Consolidated net sales increased by 25.5% to $104.2 million for fiscal year 2007 from $83.0  million in fiscal  2006,  due to  increased  revenues at the Medical
Systems  Group and RFI.  Sales at the Medical  Systems Group rose 29.5% to $91.0 million from $70.3 million last year, due to higher  international sales, strong dental sales and increased sales of higher priced digital products. Sales at RFI rose by 3.6% to $13.2 million from $12.7  million in fiscal 2006,  primarily the result of improved sales in the transformer business.

Consolidated  gross margin improved to 24.0% in fiscal 2007 from 23.3% in fiscal
2006.  Gross margin at the Medical  Systems  Group rose to 22.1 % from 21.1 % in fiscal 2006, due to the reversal of warranty  reserves as the warranty period on several items expired,  offset by lower margins  associated with increased sales of digital products.  Generally digital products have a higher selling price and a higher  cost than  non-digital  product  offerings,  resulting  in lower gross margins.  Higher sales at RFI resulted in a gross margin of 37.3% in fiscal 2007 as compared to 35.5% in fiscal 2006.

SG&A as a  percentage  of sales  declined  to 14.0% in fiscal 2007 from 16.4% in fiscal 2006.

Operating  income for fiscal 2007 was $8.4  million,  an increase of 141.9% from operating  income of $3.5  million in fiscal  2006.  The Medical  Systems  Group generated  operating  income of $7.5  million in fiscal 2007 as compared to $3.6 million in fiscal 2006,  while  operating  profit at RFI remained stable at $2.4 million.  Unallocated  Corporate  costs were $1.5  million  for fiscal  2007,  a decrease of 40.0% from $2.5 million in fiscal 2006.

Del Global Technologies Corp.                                             Page 3
October 9, 2007

Net income for fiscal  2007 was $3.8  million,  or $0.23 per diluted  share,  on approximately 16.5 million shares outstanding, as compared to net income of $0.1 million,  or $0.01 per diluted  share,  on  approximately  12.1  million  shares outstanding, last year.

INVESTOR CONFERENCE CALL

Del Global will host a  conference  call on October 10, 2007 at 11:30 AM Eastern
Time / 10:30 AM Central Time to discuss these results.  The telephone  number to join  this  conference  call is (888)  737-9832  (Domestic)  or  (706)  679-0770
(International).  In addition,  the conference  call will be broadcast live over the Internet under the "Investor  Relations" section of Del Global's web site at
WWW.DELGLOBAL.COM;  click on  "Presentations  & Webcasts." To listen to the live call on the Internet,  go to the web site at least 15 minutes early to register, download  and  install  any  necessary  audio  software.  If you are  unable  to participate in the live call,  the  conference  call will be archived and can be accessed on Del Global's website for approximately five business days.

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture and marketing of high performance diagnostic imaging systems for medical, dental and veterinary  applications  through the Del Medical Systems Group. Through its
U.S.  based Del Medical  Imaging  Corp.  and Milan,  Italy  based Villa  Sistemi
Medicali  S.p.A.  subsidiaries  the Company offers a broad  portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems  to the  global  marketplace.  Through  its RFI  subsidiary,  Del Global manufactures  proprietary  high-voltage  power conversion  subsystems  including electronic filters, high voltage capacitors, pulse modulators,  transformers and reactors,  and a variety of other  products  designed for  industrial,  medical,
military  and  other  commercial   applications.   The  company's  web  site  is
WWW.DELGLOBAL.COM.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital facilities;  favorable  determinations in various legal matters;  market and operating  risks from foreign  currency  exchange  exposures;  and favorable general economic  conditions.  Actual results could differ materially from those expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the  forward-looking  statements  are  specified in the  Company's filings with the Securities and Exchange Commission.

DEL GLOBAL TECHNOLOGIES CORP.:          MEDIA RELATIONS: M. Thomas Boon VP
James A. Risher                         Global Sales and Marketing (847)
Chief Executive Officer                 288-7023
(847) 288-7065

Mark A. Zorko                           THE EQUITY GROUP INC. Devin Sullivan
Chief Financial Officer                 Senior Vice President (212) 836-9608
(847) 288-7003

Del Global Technologies Corp.                                                                   Page 4
October 9, 2007

                             DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                              (UNAUDITED)

                                                      Three Months Ended          Twelve Months Ended
                                                      ------------------          -------------------
                                                    July 28,      July 29,      July 28,      July 29,
                                                   ---------     ---------     ---------     ---------
                                                      2007          2006         2007          2006
                                                      ----          ----         ----          ----

Net Sales                                          $  30,988     $  23,977     $ 104,167     $  83,014
Cost of Sales                                         22,741        18,071        79,150        63,656
                                                   ---------     ---------     ---------     ---------

Gross Margin                                           8,247         5,906        25,017        19,358
                                                   ---------     ---------     ---------     ---------

Selling, General and Administrative                    4,134         3,547        14,590        13,619
Research and Development                                 506           371         2,013         1,562
Litigation Settlement Costs                             --             252          --             697
                                                   ---------     ---------     ---------     ---------

Total Operating Expenses                               4,640         4,171        16,603        15,878
                                                   ---------     ---------     ---------     ---------

Operating Income                                       3,607         1,735         8,414         3,480
Interest Expense                                        (106)         (367)         (991)       (1,311)
Other Income/ (Expense)                                    7           211           (54)          (34)
                                                   ---------     ---------     ---------     ---------

Income from Continuing
 Operations Before Income Tax
 Provision and Minority Interest                       3,508         1,579         7,369         2,135
Income Tax Provision                                   1,343           693         3,553         1,758
                                                   ---------     ---------     ---------     ---------

Income From Continuing
 Operations Before Minority Interest                   2,165           885         3,816           377
Minority Interest                                       --            --            --             108
                                                   ---------     ---------     ---------     ---------

Income From Continuing Operations                      2,165           885         3,816           269
Discontinued Operations                                 --            (175)         --            (175)
                                                   ---------     ---------     ---------     ---------

Net Income                                         $   2,165     $     710     $   3,816     $      94
                                                   =========     =========     =========     =========

INCOME (LOSS) PER COMMON SHARE- BASIC
Continuing Operations                              $    0.09     $    0.08     $    0.24     $    0.02
Discontinued Operations                                 --           (0.02)         --           (0.01)
                                                   ---------     ---------     ---------     ---------

Net Income Per Basic Share                         $    0.09     $    0.06          0.24     $    0.01
                                                   =========     =========     =========     =========

INCOME (LOSS) PER COMMON SHARE-DILUTED
Continuing Operations                              $    0.09     $    0.07     $    0.23     $    0.02
Discontinued Operations                                 --           (0.01)         --           (0.01)
                                                   ---------     ---------     ---------     ---------

Net Income Per Diluted Share                       $    0.09     $    0.06     $    0.23     $    0.01
                                                   =========     =========     =========     =========
Weighted Average Number of Common
Shares
Outstanding (In Thousands):
      Basic                                           24,090        11,636        16,155        11,244
                                                   =========     =========     =========     =========
      Diluted                                         24,499        12,209        16,481        12,076
                                                   =========     =========     =========     =========

Del Global Technologies Corp.                                               Page 5
October 9, 2007

                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                           SELECTED BALANCE SHEET DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                            JULY 28,      JULY 29,
                                                              2007         2006
                                                            -------      -------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                 $ 7,860      $   333
  Trade receivables                                          21,221       17,382
  Inventories                                                21,930       16,436
  Prepaid expenses and other current assets                   1,180          808
                                                            -------      -------
  Total current assets                                       52,191       34,959
                                                            -------      -------

NON-CURRENT ASSETS:
  Property plant and equipment, net                           6,511        6,366
  Deferred income taxes                                       1,011        1,159
  Goodwill                                                    6,437        6,437
  Other assets                                                  190          232
                                                            -------      -------
  Total non-current assets                                   14,149       14,194
                                                            -------      -------
TOTAL ASSETS                                                $66,340      $49,153
                                                            =======      =======

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Short-term credit facilities                             $  --        $ 5,959
   Current portion of long-term debt                          1,086        3,557
   Accounts payable - trade                                  17,125       11,037
   Accrued expenses                                           7,432        7,444
   Income taxes payable                                       1,570           27
                                                            -------      -------
   Total current liabilities                                 27,213       28,024
                                                            -------      -------
NON-CURRENT LIABILITIES:
   Long-term debt, less current portion                       5,398        5,133
   Deferred income taxes                                        292          302
   Other long-term liabilities                                3,240        2,880
                                                            -------      -------
   Total non-current liabilities                              8,930        8,315
                                                            -------      -------
           Total liabilities                                 36,017       36,339
                                                            -------      -------
    Total shareholders' equity                               30,197       12,814
                                                            -------      -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $66,340      $49,153
                                                            =======      =======